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                                                                       Exhibit 8

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                    OF SERIES E CONVERTIBLE PREFERRED STOCK
                         OF SYNAGRO TECHNOLOGIES, INC.


     Synagro Technologies, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted resolutions (i) authorizing a series of the Corporation's previously authorized preferred stock, par value $0.002 per share, and (ii) providing for the designation, rights, preferences and privileges of Fifty-Five Thousand (55,000) shares of Series E Convertible Preferred Stock of the Corporation, as follows:

     Resolved, that the Corporation is authorized to issue Fifty-Five Thousand (55,000) shares of Series E Convertible Preferred Stock of the Corporation (the "Series E Preferred"), par value $0.002 per share, which shall have the following powers, rights, preferences and privileges:

     Section 1.  Dividends.

     1A. General Obligation. When and as declared by the Board and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series E Preferred as provided in this Section 1. Dividends on each share of the Series E Preferred (a "Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

     1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2000 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month
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period (or other period in the case of the initial Dividend Reference Date)
ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

     1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series E Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

     Section 2.  Liquidation.

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series E Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (a) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon) and (b) the amount that such holder would be entitled to receive if such holder had converted such Shares into Conversion Stock immediately prior to such event, and the holders of Series E Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series E Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series E Preferred held by each such holder. Not less than 15 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series E Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

     Section 3.  Priority of Series E Preferred on Dividends and Redemptions.

     3A. So long as any Series E Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series E Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

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     3B.  In the event the Corporation liquidates or redeems any shares of
Preferred Stock, if the funds of the Corporation legally available for such liquidation or redemption are insufficient to redeem the total number of such shares to be redeemed on such date, those funds that are legally available shall be used for such liquidation or redemption pro rata among the holders of the shares of Preferred Stock based upon the aggregate Liquidation Value of such shares held by each such holder (plus all accrued and unpaid dividends thereon). In the event the Corporation pays dividends upon any shares of Preferred Stock, such dividends shall be allocated pro rata among all outstanding shares of Preferred stock based upon the accrued and unpaid dividends thereon.

     Section 4.  Redemptions.

     4A. Scheduled Redemption. On January 26, 2010 (the "Scheduled Redemption Date"), the Corporation shall redeem all outstanding Shares of Series E Preferred at a price per Share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon).

     4B. Optional Redemptions. The Corporation may at any time and from time to time, with the consent of the holders of a majority of the Series E Preferred, redeem all or any portion of the Shares of Series E Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No redemption pursuant to this Section may be made for less than 1,000 Shares (or such lesser number of Shares then outstanding), and redemptions made pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem any remaining Shares on the Scheduled Redemption Date.

     4C. Redemption After Equity Offering. The Corporation shall, at the request (by written notice given to the Corporation) of the holders of a majority of the Series E Preferred, apply the net cash proceeds to the Company (and not to the selling stockholders) from any Equity Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem Shares of Series E Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five days after the Corporation's receipt of such proceeds. Redemptions of Shares pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem any remaining Shares on the Scheduled Redemption Date.

     4D. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available

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for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     4E. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any shares of Series E Preferred to each record holder thereof not more than 60 nor less than 15 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

     4F. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Series E Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

     4G. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

     4H. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

     4I. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series E Preferred, except as expressly authorized herein.

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     4J.  Special Redemptions.

          (i) If a Change in Ownership has occurred, the Corporation has entered into a written agreement with respect to a Change in Ownership or the Corporation obtains a written proposal for a Change in Ownership, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series E Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Series E Preferred prompt written notice of any subsequent material change in the terms or timing of such transaction. The holder or holders of a majority of the Series E Preferred then outstanding may require the Corporation to redeem all or any portion of the Series E Preferred owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 10 days after receipt of the Corporation's notice and (b) 10 days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series E Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) five days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series E Preferred owned by such holder.

          Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded and the Corporation shall have no liability to the holders of Series E Preferred in connection therewith. If there has been a material change in the terms or the timing of the transaction, any holder of Series E Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

          The term "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and Preferred Stock as of the date of the Purchase Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

          (ii) If the Corporation enters into a written agreement providing for a Fundamental Change, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each

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holder of Series E Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series E Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion of the Series E Preferred owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or
(b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series E Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series E Preferred owned by such holder.

          Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded and the Corporation shall have no liability to the holders of Series E Preferred in connection therewith. If there has been a material change in the terms or the timing of the transaction, any holder of Series E Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

          The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business consistent with past practice) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series E Preferred are not changed and the Series E Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

          (iii) Redemptions made pursuant to this paragraph 4J shall not relieve the Corporation of its obligation to redeem Series E Preferred on the Scheduled Redemption Dates pursuant to paragraph 4A above.

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     Section 5.  Voting Rights.

     5A. Less than Majority Ownership. At any time that the holders of the Preferred Stock hold less than a majority of the outstanding Common Stock (assuming conversion of the Preferred Stock), or, if such holders own a majority of such shares, until the first meeting following the attainment of majority ownership, such holders shall have the following voting rights:

          (i) Election of Directors. Such holders shall be entitled to vote separately as a single class to the exclusion of all other classes of the Corporation's capital stock, with each Share of Preferred Stock entitled to one vote, to elect a pro rata share of the Board based on such holders' ownership percentage of outstanding Common Stock (including Common Stock issuable upon conversion of the Preferred Stock, but excluding Common Stock actually held by such holders), to serve on the Board until their successors are duly elected by the holders of the Preferred Stock or they are removed from office (with or without cause) by the holders of the Preferred Stock. In determining such pro rata share, fractional numbers of directors less than 0.5 shall be rounded down and fractional numbers of directors equal to or greater than 0.5 shall be rounded up to the next whole director; provided that if such holders have the right to elect in excess of two directors but less than three directors, fractional numbers of directors less than 0.64 shall be rounded down and fractional numbers of directors equal to or greater than 0.64 shall be rounded up to the next whole director. Such right can be exercised at a special meeting of the holders of Preferred Stock, at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. If the holders of the Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Board or the Corporation's other stockholders.

          (ii) Other Voting Rights. The holders of the Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except in the election of directors and as otherwise required by applicable law, the holders of the Preferred Stock shall be entitled to vote together with the holders of the Common Stock voting together as a single class on all matters (a) submitted to the stockholders for a vote and (b) to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting, in each case with each share of Common Stock entitled to one vote per share and each Share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     5B. Greater Than Majority Ownership. In all circumstances other than those described in Section 5A, the holders of Preferred Stock shall be entitled to notice of all stockholders

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meetings in accordance with the Corporation's bylaws, and except as otherwise required by applicable law, the holders of the Preferred Stock shall be entitled to vote together with the holders of the Common Stock voting together as a single class on all matters (including the election of directors) (a) submitted to the stockholders for a vote and (b) to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting, in each case with each share of Common Stock entitled to one vote per share and each Share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     Section 6.  Conversion.

     6A.  Conversion Procedure.

          i. At any time and from time to time, any holder of Series E Preferred may convert all or any portion of the Series E Preferred (including any fraction of a Share) held by such holder, and to the extent elected by such holder, any accrued and unpaid dividends thereon, into a number of shares of Conversion Stock computed by dividing (1) the sum of (a) the number of Shares to be converted multiplied by the Liquidation Value and (b) the amount of such accrued and unpaid dividends by (2) the Conversion Price then in effect.

          ii. Except as otherwise provided herein, each conversion of Series E Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series E Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series E Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          iii. The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

          iv. Notwithstanding any other provision hereof, if a conversion of Series E Preferred is to be made in connection with a Equity Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series E Preferred may, at the election of the holder thereof, be conditioned upon the

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consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          v. As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

               (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (b) to the extent not converted, payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

               (c) a certificate representing any Shares of Series E Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          vi. The Corporation shall declare the payment of all dividends payable under subparagraph (v)(b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series E Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

          vii. The issuance of certificates for shares of Conversion Stock upon conversion of Series E Preferred shall be made without charge to the holders of such Series E Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series E Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          viii. The Corporation shall not close its books against the transfer of Series E Preferred or of Conversion Stock issued or issuable upon conversion of Series E Preferred in any manner which interferes with the timely conversion of Series E Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares

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hereunder (including, without limitation, making any filings required to be made by the Corporation).

          ix. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series E Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series E Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series E Preferred.

          x. If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series E Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          xi. If the shares of Conversion Stock issuable by reason of conversion of Series E Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

          6B.    Conversion Price.

          (i) The initial Conversion Price shall be $2.50. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 6B.

          (ii) If and whenever on or after the original date of issuance of the Series E Preferred the Corporation issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold (except that this paragraph 6B(ii) shall not apply to any issuance of Preferred

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Stock (or conversion thereof into Common Stock) or Warrants (or the exercise and conversion thereof into Common Stock)), any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale the Conversion Price shall be reduced to whichever of the following Conversion Prices is lower:

               (a) the Conversion Price determined by dividing (1) the sum of
(x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by
(2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; or

               (b) the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of shares of Common Stock (or options to acquire Common Stock) to employees and directors of the Corporation and its Subsidiaries substantially concurrently with issuances of Preferred Stock pursuant to the Purchase Agreement, with an exercise or purchase price equal to the conversion price of such Preferred Stock.

          6C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 6B, the following shall be applicable:

          (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such grant date, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or

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sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph

6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series E Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of paragraph 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series E Preferred shall not cause the conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series E Preferred.

          (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series E Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series E Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          6E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series E Preferred then outstanding) to insure that each of the holders of Series E Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series E Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series E Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series E Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series E Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series E Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series E Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          6F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series E Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series E Preferred.

          6G.  Notices.

          (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series E Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation shall give written notice to all holders of Series E Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the holders of Series E Preferred at least 20 days prior to the date on which any Organic Change shall take place.

     Section 7.  Liquidating Dividends.

          If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series E Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series E Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Section 8.  Purchase Rights.

          (i) If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series E Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series E Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (ii) If the Distribution Date (as defined in the Rights Agreement) occurs, the Corporation shall issue to each holder of Series E Preferred a number of rights ("New Rights") equal to the number of Rights (as defined in the Rights Agreement) such holder would have held if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series E Preferred immediately prior to the Distribution Date.

     Section 9.  Events of Noncompliance.

     9A.  Definition.  An Event of Noncompliance shall have occurred if:

          (i) the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (ii) the Corporation breaches or otherwise fails to perform or observe
(a) any other covenant or agreement set forth herein or in Sections 4E, 4F (other than subsection 4F(d)), 4L, 4M, 4N or 4O of the Purchase Agreement or (b) any other covenant or agreement set forth in the Purchase Agreement and such failure continues for 30 days after notice thereof to the Corporation from the Purchaser;

          (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Preferred Stock, is false or misleading (i) in any respect, in the case of representations or warranties qualified by a materiality standard including, without limitation, a "material adverse effect" qualifier, or (ii) in any respect which is material to the business, assets, property, operations, results, prospects or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole, in the case of all other representations or warranties, in each case on the date made or furnished;

          (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

          (v) a judgment in excess of $1,000,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

          (vi) there is (a) an acceleration of the maturity of any debt for borrowed money of the Company or any Subsidiary (whether by having become due and payable by its terms or by having been declared due and payable prior to its stated maturity) or (b) any payment default or defaults aggregating more than $2,000,000 under the terms applicable to any debt of the Company or any Subsidiary (subject to any applicable grace period), whether by acceleration or otherwise; or

          (vii) The Company or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than fifteen (15) days.

     9B.  Consequences of Events of Noncompliance.

          (i) If an Event of Noncompliance has occurred and is continuing and has not been cured within 45 days after the Company has received written notice thereof from a majority of the holders of Series E Preferred, the dividend rate on the Series E Preferred shall increase immediately by an increment of two percentage point(s). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

          (ii) If an Event of Noncompliance other than an Event of Noncompliance of the type described in subparagraph 9A(iv) has occurred and is continuing and has not been cured within 45 days after the Company has received written notice thereof from a majority of the holders of Series E Preferred, the holder or holders of a majority of the Series E Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series E Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series E Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series E Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series E Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

          (iii) If an Event of Noncompliance of the type described in subparagraph 9A(iv) has occurred, all of the Series E Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series E Preferred) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Series E Preferred upon the occurrence of such Event of Noncompliance.

          (iv) If any Event of Noncompliance of the type referred to in subparagraph 9A(i) has occurred and is continuing and has not been cured within 45 days after the Company has received written notice thereof from a majority of the holders of Series E Preferred, the number of directors constituting the Board shall, at the request of a majority of the Preferred Stock then outstanding, be increased by one member, and the holders of Preferred Stock shall have the special right, voting together as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorship shall constitute a separate class of directors, and the director elected by the holders of the Preferred Stock shall be entitled to cast a number of votes on each matter considered by the Board (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus one. The special right of the holders of Preferred Stock to elect a member of the Board may be exercised at the special meeting called pursuant to this subparagraph (iv), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

          At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

          At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect a director, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of such director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

          Any director so elected by the holders of the Preferred Stock shall continue to serve as a director until the date on which the Event of Noncompliance under subparagraph 9A(i) has been cured, and on such date the number of directors constituting the Board shall decrease to such number as constituted the whole Board immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect a director.

     9C. If any Event of Noncompliance exists, each holder of Series E Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     Section 10.  Registration of Transfer.

          The Corporation shall keep at its principal office a register for the registration of Series E Preferred. Upon the surrender of any certificate representing Series E Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series E Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series E Preferred represented by the surrendered certificate.

     Section 11.  Replacement.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series E Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series E Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 12.  Definitions.

          "Board" means the Board of Directors of the Corporation.

          "Change in Ownership" has the meaning set forth in paragraph 4J hereof.

          "Common Stock" means, collectively, the Corporation's Common Stock, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6C(i) and 6C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

          "Conversion Stock" means shares of the Corporation's Common Stock, par value $.002 per share; provided that if there is a change such that the securities issuable upon conversion of the Series E Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series E Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

          "Equity Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of paragraph 4C hereof, an Equity Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "Fundamental Change" has the meaning set forth in paragraph 4J hereof.

          "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Preferred Stock.

          "Liquidation Value" of any Share as of any particular date shall be equal to $1,000.00.

          "Loan Agreement" means the Senior Subordinated Loan Agreement, dated as of January 27, 2000, by and among the Corporation and GTCR Capital Partners, L.P., as modified, amended, and supplemented from time to time.

          "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series E Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series E Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means the Series D Preferred (including that acquired upon conversion of the Series C Preferred), the Series E Preferred and all subsequent series of convertible preferred stock issued or to be issued in connection with the Purchase Agreement.

          "Purchase Agreement" means the Purchase Agreement, dated on or about January 27, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

          "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Rights Agreement" means the Rights Agreement, dated as of December 20, 1996, between the Corporation and Intercontinental Registrar & Transfer Agency, Inc., as Rights Agent.

          "Series C Preferred" means the Corporation's Series C Convertible Preferred Stock, par value $.002 per share.

          "Series D Preferred" means the Corporation's Series D Convertible Preferred Stock, par value $.002 per share.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          "Warrants" means the warrants to purchase shares of the Company's Preferred Stock issued to purchasers under the Purchase Agreement and lenders under the Loan Agreement, as an inducement to purchase Preferred Stock or make loans, as the case may be.

     Section 13.  Amendment and Waiver.

          No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of a majority of the Series E Preferred outstanding at the time such action is taken.

     Section 14.  Notices.

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Mark A. Rome, its Executive Vice President, this 14th day of June, 2000.


                                    SYNAGRO TECHNOLOGIES, INC.


                                    By: /s/ Mark A. Rome
                                       ----------------------------
                                       Mark A. Rome
                                       Executive Vice President